Exhibit 10.17

NOTICE OF CONVERSION

Global Clean Energy, Inc:

The undersigned hereby elects to surrender and convert a certain past due promissory note dated October 14, 2009 due by Global Clean Energy, Inc, (the “Company”) in favor Eastveld Realty Corp for $18,745.00, which was thereafter assigned to Whydah Communicacion, Inc, into shares of common stock of the Company (the “Common Shares”) according to the conditions hereof, as of the date written below.

Conversion Calculations:

Date of Conversion: May 9th 2013

Amount of Conversion: $18,745.00
Number of Common Shares to be issued: 1,562,084

Amount remaining on note following this conversion: $0.00

Whydah Communicacion, Inc
By:

(s) Mark Marek

Name: Mark Marek
Title: President